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                                                                   EXHIBIT 5



October 5, 1995



To:  The Board of Directors of
     BANC ONE CORPORATION


This opinion is being provided by the undersigned, as General Counsel of BANC ONE CORPORATION ("BANC ONE"). In such capacity I, or attorneys under my supervision, have represented BANC ONE in connection with the Registration Statement on Form S-4 (the "Registration Statement") to be filed by BANC ONE with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the issuance of up to 21,861,840 shares of the common stock, no par value ($5 stated value) per share, of BANC ONE (the "Shares") in connection with the proposed merger (the "Merger") of Premier Bancorp, Inc. ("Premier") with and into Premier Acquisition Corporation ("PAC"), a wholly owned subsidiary of BANC ONE, pursuant to the terms of the Agreement and Plan of Merger dated as of July 19, 1995 by and among Premier, BANC ONE and PAC, as amended as of September 7, 1995 (the "Merger Agreement").

In rendering the opinions set forth below, I or attorneys under my supervision have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion, including without limitation the Merger Agreement.

Based upon and subject to the foregoing and after examination of such matters of law as I have deemed applicable or relevant to this opinion, I am of the opinion that, upon effectiveness of the Registration Statement and the satisfaction of certain conditions provided for in the Merger Agreement, the Shares, when issued and delivered pursuant to the provisions of the Merger Agreement and upon consummation of the Merger, will be validly issued, fully paid and non-assessable.
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The Board of Directors of
BANC ONE CORPORATION
October 5, 1995
Page 2


The opinions expressed herein are limited to the laws of the State of Ohio and the federal laws of the United States of America. I hereby consent to (i) the use and filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the heading "Legal Matters" in any prospectus filed in connection with the Registration Statement and (ii) the incorporation by reference of this opinion into a subsequent registration statement filed by BANC ONE pursuant to Rule 462(b) under the Securities Act relating to the offering covered by the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations thereunder.


Very truly yours,


/s/ Steven Alan Bennett

Steven Alan Bennett
Senior Vice President and General Counsel